EX-99.1

ARTICLES OF AMENDMENT AND RESTATEMENT

DFA INVESTMENT DIMENSIONS GROUP INC.

DFA Investment Dimensions Group Inc., a Maryland corporation (hereinafter called the “Corporation”) registered as an open-end investment company under the Investment Company Act of 1940, as amended, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST

The Corporation desires to amend and restate its Charter as currently in effect pursuant to these Articles of Amendment and Restatement.  These Articles of Amendment and Restatement set forth every Charter provision currently in effect. These Articles of Amendment and Restatement do not increase the aggregate par value of the Corporation’s capital stock.

SECOND

The Charter of the Corporation is hereby amended by striking in their entirety Articles FIRST through NINTH, inclusive, and by substituting in lieu thereof the following:

ARTICLE FIRST: Name and Definitions.

Section 1.1. Name. The name of the Corporation is:

DFA Investment Dimensions Group Inc.

Section 1.2. Definitions.  Wherever they are used herein, the following terms have the following respective meanings:

(a) “Class” means the two or more classes as may be established and designated from time to time by the Board of Directors pursuant to Section 5.7(a) hereof.
(b) The term “Commission” shall have the same meaning given to such term in the 1940 Act.
(c) “His” or “his” shall include the feminine and neuter, as well as the masculine, genders.
(d) “Maryland General Corporation Law” means the Maryland General Corporation Law, as amended from time to time.

(e) The “1940 Act” means the Investment Company Act of 1940 (and any successor statute) as the 1940 Act and the rules and regulations thereunder, all as amended from time to time, may apply to the Corporation or any Series or Class thereof including pursuant to any exemptive or similar relief issued by the Commission or the staff of the Commission under the 1940 Act.  In construing the 1940 Act, the Corporation may, to the extent it deems appropriate, rely on interpretations of the 1940 Act issued by the Commission or the staff of the Commission.
(f) “Outstanding Shares” means those Shares shown from time to time on the books of the Corporation or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Corporation.
(g) “Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.
(h) “Series” means, individually or collectively, the two or more series as may be established and designated from time to time by the Board of Directors pursuant to Section 5.7(a) hereof.
(i) “Shareholder” means a record owner of Outstanding Shares.
(j) “Shares” means shares of capital stock of the Corporation with a par value of One Cent ($0.01) per share, including the Shares of any and all Series and Classes which may be established and designated by the Board of Directors.  The Corporation may issue and sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends or distributions, and wherever the words “Share” or “Shares” are used in the Charter or the Bylaws of the Corporation, they shall be deemed to include fractions of Shares, where the context does not clearly indicate that only full Shares are intended.
ARTICLE SECOND: Purposes and Powers.  The purposes for which the Corporation are formed and the business and objects to be carried on and promoted by it are to engage generally in the business of an open‑end investment company registered as such with the Securities and Exchange Commission pursuant to the 1940 Act, and to exercise and generally to enjoy all of the powers, rights and privileges granted to or conferred upon corporations by the Maryland General Corporation Law not inconsistent with this Charter.

In furtherance of the foregoing, the Corporation may operate one or more of its Series and/or one or more Classes of a Series as an “exchange-traded fund” (an “ETF”) (and may have Classes within the same Series that are ETFs and that are not ETFs), and to list the Shares of such Series and/or Classes that are ETFs on one or more securities exchanges.  A Series with one or more Classes that are ETFs and one or more Classes that are not ETFs is sometimes referred to herein as a “Dual Series.”

The foregoing enumerated purposes and objects shall in no way be limited or restricted by reference to, or inference from, the terms of any other provision of this Charter, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the Maryland General Corporation Law.

ARTICLE THIRD: Principal Office and Resident Agent.  The post office address of the principal office of the Corporation in Maryland is 7 St. Paul Street, Suite 820, Baltimore, MD 21202. The name and post office address of the resident agent of the Corporation in Maryland are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD 21202.  The resident agent is a Maryland corporation.

            ARTICLE FOURTH: Number of Directors. The Corporation shall have Ten (10) directors, which number may be increased or decreased from time to time pursuant to the Bylaws of the Corporation.  The names of the directors who are currently in office and who shall act as such until their successors are duly elected and qualified are as follows: (i) Reena Aggarwal, (ii) Douglas W. Diamond, (iii) Darrell Duffie, (iv) Francis A. Longstaff, (v) Stefan Nagel, (vi) Abbie J. Smith, (vii) Heather E. Tookes, (viii) Ingrid M. Werner, (ix) David P. Butler and (x) Gerard K. O’Reilly.

ARTICLE FIFTH: Capital Stock.

Section 5.1. Authorized Shares.  The Corporation shall have the authority to issue Two Hundred and Sixty Billion (260,000,000,000) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of Two Billion, Six Hundred Million Dollars ($2,600,000,000).  Currently, the Corporation’s authorized Shares have been designated and classified into the following 103 Series, and certain of such Series have been subdivided into the following Classes:

Series	Classes	Number of Shares

U.S. Micro Cap Portfolio		3,000,000,000
	Institutional Class	3,000,000,000
DFA One-Year Fixed Income Portfolio		4,000,000,000
	Institutional Class	4,000,000,000
DFA Short-Term Government Portfolio		1,500,000,000
	Institutional Class	1,500,000,000
United Kingdom Small Company Portfolio		1,000,000,000
	Institutional Class	1,000,000,000

Series	Classes	Number of Shares
Japanese Small Company Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
Continental Small Company Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
DFA Intermediate Government Fixed Income Portfolio		1,700,000,000
	Institutional Class	1,700,000,000
DFA Five-Year Global Fixed Income Portfolio		6,600,000,000
	Institutional Class	6,600,000,000
Asia Pacific Small Company Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
Large Cap International Portfolio		1,500,000,000
	Institutional Class	1,500,000,000
U.S. Small Cap Portfolio		2,000,000,000
	Institutional Class	2,000,000,000
U.S. Small Cap Value Portfolio		3,400,000,000
	Institutional Class	3,400,000,000
U.S. Large Cap Value Portfolio		4,000,000,000
	Institutional Class	4,000,000,000
DFA Real Estate Securities Portfolio		1,700,000,000
	Institutional Class	1,700,000,000
Emerging Markets Portfolio		1,500,000,000
	Institutional Class	1,500,000,000
DFA International Small Cap Value Portfolio		4,600,000,000
	Institutional Class	4,600,000,000
Dimensional VA U.S. Large Value Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
Dimensional VA Global Bond Portfolio		1,000,000,000
	Institutional Class	1,000,000,000

Series	Classes	Number of Shares
Dimensional VA U.S. Targeted Value Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
Dimensional VA International Value Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
Dimensional VA International Small Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
Dimensional VA Short-Term Fixed Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
Enhanced U.S. Large Company Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
DFA Two-Year Global Fixed Income Portfolio		4.000,000,000
	Institutional Class	4.000,000,000
International Small Company Portfolio		3,000,000,000
	Institutional Class	3,000,000,000
Emerging Markets Small Cap Portfolio		1,500,000,000
	Institutional Class	1,500,000,000
U.S. Targeted Value Portfolio		1,500,000,000
	Institutional Class	1,500,000,000
Emerging Markets Value Portfolio		3,000,000,000
	Institutional Class	3.000,000,000
DFA Short-Term Municipal Bond Portfolio		1,500,000,000
	Institutional Class	1,500,000,000
Emerging Markets Core Equity 2 Portfolio		5,000,000,000
	Institutional Class	5,000,000,000
U.S. Core Equity 1 Portfolio		3,000,000,000
	Institutional Class	3,000,000,000
U.S. Core Equity 2 Portfolio		4,600,000,000
	Institutional Class	4,600,000,000

Series	Classes	Number of Shares
U.S. Vector Equity Portfolio		2,000,000,000
	Institutional Class	2,000,000,000
International Core Equity 2 Portfolio		7,000,000,000
	Institutional Class	7,000,000,000
Emerging Markets Social Core Equity Portfolio		1,500,000,000
	Institutional Class	1,500,000,000
DFA Inflation-Protected Securities Portfolio		1,500,000,000
	Institutional Class	1,500,000,000
DFA International Real Estate Securities Portfolio		4,000,000,000
	Institutional Class	4,000,000,000
DFA California Short-Term Municipal Bond Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
U.S. Social Core Equity 2 Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
U.S. Sustainability Core 1 Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
International Sustainability Core 1 Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
DFA Selectively Hedged Global Fixed Income Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
DFA Global Real Estate Securities Portfolio		3,000,000,000
	Institutional Class	3,000,000,000
International Vector Equity Portfolio		1,500,000,000
	Institutional Class	1,500,000,000
DFA Short-Term Extended Quality Portfolio		3,000,000,000
	Institutional Class	3,000,000,000
DFA Intermediate-Term Extended Quality Portfolio		2,000,000,000

Series	Classes	Number of Shares
	Institutional Class	2,000,000,000
Dimensional VA Global Moderate Allocation Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
World ex U.S. Value Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
DFA Commodity Strategy Portfolio		1,800,000,000
	Institutional Class	1,800,000,000
DFA California Intermediate-Term Municipal Bond Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
DFA Investment Grade Portfolio		2,000,000,000
	Institutional Class	2,000,000,000
DFA LTIP Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
World Core Equity Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
Selectively Hedged Global Equity Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
DFA World ex U.S. Government Fixed Income Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
DFA Intermediate-Term Municipal Bond Portfolio		1,500,000,000
	Institutional Class	1,500,000,000
World ex U.S. Targeted Value Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
International Social Core Equity Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
U.S. Large Cap Growth Portfolio		1,000,000,000
	Institutional Class	1,000,000,000

Series	Classes	Number of Shares
U.S. Small Cap Growth Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
International Large Cap Growth Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
International Small Cap Growth Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
World ex U.S. Core Equity Portfolio		1,500,000,000
	Institutional Class	1,500,000,000
U.S. Large Cap Equity Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
DFA Short-Duration Real Return Portfolio		1,500,000,000
	Institutional Class	1,500,000,000
DFA Municipal Real Return Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
DFA Municipal Bond Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
DFA NY Municipal Bond Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
DFA Targeted Credit Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
Dimensional VIT Inflation-Protected Securities Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
Dimensional Retirement Income Fund		800,000,000
	Institutional Class	800,000,000
Dimensional 2015 Target Date Retirement Income Fund		800,000,000
	Institutional Class	800,000,000
Dimensional 2020 Target Date Retirement Income Fund		800,000,000
	Institutional Class	800,000,000

Series	Classes	Number of Shares
Dimensional 2025 Target Date Retirement Income Fund		800,000,000
	Institutional Class	800,000,000
Dimensional 2030 Target Date Retirement Income Fund		800,000,000
	Institutional Class	800,000,000
Dimensional 2035 Target Date Retirement Income Fund		800,000,000
	Institutional Class	800,000,000
Dimensional 2040 Target Date Retirement Income Fund		800,000,000
	Institutional Class	800,000,000
Dimensional 2045 Target Date Retirement Income Fund		800,000,000
	Institutional Class	800,000,000
Dimensional 2050 Target Date Retirement Income Fund		800,000,000
	Institutional Class	800,000,000
Dimensional 2055 Target Date Retirement Income Fund		800,000,000
	Institutional Class	800,000,000
Dimensional 2060 Target Date Retirement Income Fund		800,000,000
	Institutional Class	800,000,000
DFA Social Fixed Income Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
DFA Diversified Fixed Income Portfolio		1,000,000,000
	Institutional Class	1,000,000,000
Global Small Company Portfolio		100,000.000
	Institutional Class	100,000,000
U.S. High Relative Profitability Portfolio		500,000,000
	Institutional Class	500,000,000
International High Relative Profitability Portfolio		500,000,000
	Institutional Class	500,000,000

Series	Classes	Number of Shares
Dimensional VA Equity Allocation Portfolio		500,000,000
	Institutional Class	500,000,000
DFA MN Municipal Bond Portfolio		500,000,000
	Institutional Class	500,000,000
DFA California Municipal Real Return Portfolio		500,000,000
	Institutional Class	500,000,000
DFA Global Core Plus Fixed Income Portfolio		500,000,000
	Institutional Class	500,000,000
Emerging Markets Sustainability Core 1 Portfolio		500,000,000
	Institutional Class	500,000,000
Emerging Markets Targeted Value Portfolio		500,000,000
	Institutional Class	500,000,000
DFA Global Sustainability Fixed Income Portfolio		500,000,000
	Institutional Class	500,000,000
DFA Oregon Municipal Bond Portfolio		500,000,000
	Institutional Class	500,000,000
DFA Selective State Municipal Bond Portfolio		500,000,000
	Institutional Class	500,000,000
Global Social Core Equity Portfolio		500,000,000
	Institutional Class	500,000,000
Dimensional 2065 Target Date Retirement Income Fund		800,000,000
	Institutional Class	800,000,000
U.S. Sustainability Targeted Value Portfolio		500,000,000
	Institutional Class	500,000,000
DFA Global Core Plus Real Return Portfolio		500,000,000
	Institutional Class	500,000,000
Emerging Markets ex China Core Equity Portfolio		500,000,000
	Institutional Class	500,000,000

Series	Classes	Number of Shares
DFA Short-Term Selective State Municipal Bond Portfolio		500,000,000
	Institutional Class	500,000,000
Dimensional World ex U.S. Sustainability Targeted Value Portfolio		500,000,000
	Institutional Class	500,000,000
Dimensional 2070 Target Date Retirement Income Fund		800,000,000
	Institutional Class	800,000,000

In addition, 107,600,000,000 Shares remain unallocated and undesignated.

Section 5.2. Issuance of Shares.  The Board of Directors shall have the power to authorize the issuance from time to time of Shares of any Series or Class, whether now or hereafter authorized, or securities convertible into Shares of any Series or Class, whether now or hereafter authorized, for such consideration as the Board of Directors deems advisable without any action by the Shareholders (which consideration may be in cash, securities and/or other assets as determined by the Board of Directors).

Without limiting the generality of the prior paragraph or anything to the contrary contained herein, with respect to any Series and/or Class that operates as an ETF, the Board of Directors may determine that Shares of any ETF shall be issued and/or redeemed only in aggregations of such number of Shares and at such time as may be determined by, or determined pursuant to procedures or methods prescribed or approved by, the Board of Directors from time to time, and as may be revised by the Board of Directors from time to time. The number of Shares comprising an aggregation for purposes of issuance with respect to any Shares of an ETF or redemption with respect to any Shares of an ETF shall be referred to herein as a “Creation Unit” and, collectively, as “Creation Units” or such other term as the Board of Directors shall determine. If determined to be appropriate by the Board of Directors, references herein to Shares or holders of Shares or similar language may be deemed to mean Creation Units or holders of Creation Units.

The Board of Directors may from time to time divide or combine the Shares of any particular Series or Class into a greater or lesser number of Shares of that Series or Class without thereby changing the proportionate interest in the assets belonging to that Series or Class or in any way affecting the rights of holders of Shares of any other Series or Class.

Section 5.3. Small Accounts.  The Board of Directors may establish, from time to time, one or more minimum investment amounts for Shareholder accounts, which may be different for each Series or Class, and which may be different within each Series or Class, and may impose account fees on (which may be satisfied by involuntarily redeeming the requisite number of Shares in any such account in the amount of such fee), and/or require the involuntary redemption of, those accounts the net asset value of which for any reason falls below such established minimum amounts, or may take any other action with respect to minimum investment amounts as may be deemed appropriate by the Board of Directors, in each case upon such terms as shall be established by the Board of Directors.

Section 5.4. Disclosure of Holdings.  The holders of Shares or other securities of the Corporation shall upon demand disclose to the Corporation in writing such information with respect to direct and indirect ownership of Shares or other securities of the Corporation as the Board of Directors or officers deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended, to comply with the requirements of any other law or regulation, or as the Board of Directors may otherwise decide, and ownership of Shares may be disclosed by the Corporation if so required by law or regulation or as the Board of Directors may otherwise decide.

Section 5.5. Voting.  On each matter submitted to a vote of the Shareholders, each holder of a Share shall be entitled to one vote for each such Share standing in such holder’s name upon the books of the Corporation regardless of the Series or Class thereof, and all Shares of all Series and Classes shall vote together as a single class (“Single Class Voting”); provided, however, that (a) when the 1940 Act or the Maryland General Corporation Law requires that a Series or Class or Series or Classes vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected Series or Class or Series or Classes in lieu of Single Class Voting; (b) in the event that the separate vote requirement referred to in (a) above applies with respect to one or more Series or Classes, then, subject to (b) below, the Shares of all other Series and Classes shall vote as a single class; and (c) as to any matter, which, in the judgment of the Board of Directors, does not affect the interests of a particular Series or Class, such Series or Class shall not be entitled to any vote and only the holders of Shares of the affected Series or Class or Series or Classes shall be entitled to vote.

Section 5.6. Meetings; Action by Consent.

(a) Notwithstanding any provision of the Maryland General Corporation Law requiring the authorization of any action by a greater proportion than a majority of the total number of Shares of all Series and Classes, or of the total number of shares of any one or more particular Series or Class or Series or Classes entitled to vote as a separate class, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of Outstanding Shares of all Series and Classes that are entitled to vote thereon, or of the Series or Class or Series or Classes entitled to vote thereon as a separate class, as the case may be.

(b) Subject to compliance with the requirements of the 1940 Act, the notice and other requirements of the Maryland General Corporation Law, and any procedures adopted by the Board of Directors from time to time, the holders of Shares or of any Series or Class or Series or Classes may take action or consent to any action by delivering a consent, in writing or by electronic transmission, of the holders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of holders of Shares or any Series or Class or Series or Classes.

Section 5.7. Series and Classes.

(a) The Board of Directors shall have the power to classify or reclassify any unissued Shares, including by classifying or reclassifying such shares into one or more Series or Classes (which may include ETFs), by setting or changing in any one or more respects, from time to time before issuance of such shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such Shares.

(b) The Board of Directors shall have the power and authority, without the approval of the holders of any Outstanding Shares, to increase or decrease the number of Shares or the number of Shares of any Series or Class that the Corporation has authority to issue.

(c) All consideration received by the Corporation for the issue and sale of Shares of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be allocated and credited to that Series or Class for all purposes, subject only to the rights of creditors of such Series or Class, and shall be so recorded upon the books of account of the Corporation.  Notwithstanding the foregoing: (a) in the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series or Class, the Board of Directors shall allocate them among any one or more of the Series or Classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable and (b) with respect to any Dual Series if determined to be appropriate by the Board of Directors, the Board of Directors may allocate the assets, income, earnings, profits, and proceeds thereof, and funds and/or payments of such Series, among the Classes of the Series in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable.

(d) The assets belonging to each particular Series or Class shall be charged with the liabilities of the Corporation in respect of that Series or Class and all expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Board of Directors to and among any one or more of the Series or Classes established and designated from time to time in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable; provided, however, that with respect to any Dual Series, the liabilities of the Corporation in respect of the Dual Series may be allocated and charged by the Board of Directors to and among the Classes of such Dual Series in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable. Except as provided in the prior sentence, the assets of a particular Series or Class of the Corporation shall, under no circumstances, be charged with liabilities attributable to any other Series or Class of the Corporation.

All  Persons extending credit to, or contracting with or having any claims against a particular Series or Class of the Corporation shall look only to the assets of that particular Series or Class for payment of such credit, contract or claim.  No Shareholder or former Shareholder of any Series or Class shall have any claim on or right to any assets allocated or belonging to any other Series or Class.  A Shareholder of a particular Series or Class of the Corporation shall not be entitled to participate in a derivative or class action on behalf of any other Series or Class or the Shareholders of any other Series or Class of the Corporation.

(e) Subject to the terms of the Charter (including any preferences, rights and/or privileges of any Shares of any Series or Class created pursuant to this Section 5.7), each Share of each particular Series or Class shall represent an equal proportionate interest in that Series or Class.

(f) Except as otherwise provided herein (including any preferences, rights and/or privileges of any Shares of any Series or Class created pursuant to this Section 5.7), upon liquidation or termination of a Series or Class of the Corporation, Shareholders of such Series or Class shall be entitled to receive, pro rata in proportion to the number of Shares of such Series or Class held by each of them, a share of the net assets of such Series or Class, and the holders of Shares of any other particular Series or Class shall not be entitled to any such distribution, provided, however, that the composition of any such payment (e.g., cash, securities and/or other assets) to any Shareholder shall be determined by the Board of Directors, and may be different among Shareholders (including differences among Shareholders in the same Series or Class).

(g) At such times as may be determined by the Board of Directors in compliance with the 1940 Act, Shares of a particular Series or Class may be automatically converted by the Corporation into Shares of another Series or Class based on the relative net asset values of such Series or Class at the time of conversion  or on such other terms as are determined by the Board of Directors to be fair and equitable. The terms and conditions of such conversion may vary within and among the Series and Classes and within or among the holders of the Series and Classes to the extent determined by the Board of Directors.

Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that the holders of any Series or Class of

Shares shall have the right to convert or exchange said shares into Shares of one or more other Series or Classes in accordance with such requirements and procedures as may be established by the Board of Directors.

(h) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors may determine and at such price or prices and upon such other terms as the Board of Directors may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any Series, Class or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other Series, Classes or types of stock or other securities at the time outstanding.

(i) Notwithstanding anything to the contrary contained in this Charter, each Share and/or each Creation Unit may be subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, or any other type of sales load or charge; to such expenses and fees (including, without limitation, distribution expenses, administrative expenses under an administrative or service agreement, plan or other arrangement, however designated, and other administrative, recordkeeping, redemption, service and other fees, however designated); to such account size requirements; and to such other rights and provisions; which may be the same or different from any other Share or any other Share of any Series or Class, including any other share of the same Series or Class, all as the Board of Directors may from time to time establish and/or change in accordance with the 1940 Act and as reflected or described in the Corporation’s then effective registration statement under the Securities Act of 1933 with respect to such Shares, or such other document or instrument deemed appropriate by the Board of Directors in its sole discretion. The Board of Directors may make or may cause to be made any determinations it deems necessary relating to a Dual Series, and any such determination made by or pursuant to the direction of the Board of Directors in good faith and consistent with the provisions of this Charter shall be final and conclusive and shall be binding upon the Corporation and every holder at any time of Shares or Creation Units of such Dual Series.

ARTICLE SIXTH: Redemption and Repurchase of Shares.

Section 6.1. Redemption of Shares.  Subject to Section 6.6 and Section 6.7 hereof, the Corporation shall redeem the Shares of the Corporation or any Series or Class thereof at the price determined as hereinafter set forth at such office or agency as may be designated from time to time for that purpose by the Board of Directors and in accordance with such conditions as the Board of Directors may from time to time determine, not inconsistent with the 1940 Act, regarding the redemption of Shares.

Section 6.2. Redemption of Shareholder’s Shares at Option of Corporation. Subject to the provisions of the 1940 Act, each Share of the Corporation and each Share of each Series and Class shall be redeemable at the option of the Corporation.  In that regard, the Board of Directors may by resolution from time to time authorize the Corporation to redeem all or any part of the Shares of the Corporation or of any Series or Class upon such terms and conditions as the Board of Directors may determine in its sole discretion.  The Corporation’s right to redeem shares includes, without limitation, the right to redeem shares when required for the payment of account fees or other fees, charges and  expenses as set by the Board of Directors, including without limitation any small account fees permitted by Section 5.3.

Section 6.3. Price.  Any Shares redeemed shall be redeemed at the Shares’ net asset value (or such other amount not more than net asset value as may be determined by the Board and accepted by the redeeming Shareholder) less such fees and/or charges, if any, as may be established by the Board of Directors from time to time.

Section 6.4. Payment.  Payment for Shares redeemed shall be made in cash or other property, or any combination thereof, out of the assets of the relevant Series or Class of the Corporation.  The composition of any such payment (e.g., cash, securities and/or other assets) shall be determined by the Corporation in its sole discretion, and may be different among Shareholders (including differences among Shareholders in the same Series or Class).  In no event shall the Corporation be liable for any delay of any other person in transferring securities or other property selected for delivery as all or part of any such payment.  Payment of the redemption price shall be made by the Corporation only from the assets belonging to the Series or Class whose Shares are to be redeemed.

Section 6.5. Reductions in Number of Outstanding Shares Pursuant to Net Asset Value Formula.  The Corporation may also redeem a portion of the Shares held by each Shareholder to reduce the number of Outstanding Shares pursuant to the provisions of Section 7.3.

Section 6.6. Suspension of Right of Redemption.  Notwithstanding the foregoing, the Corporation may postpone the payment of the redemption price and may suspend the right of Shareholders to require the Corporation to redeem Shares to the extent permissible under the 1940 Act.

Section 6.7. Redemption of ETF Shares.  Notwithstanding anything to the contrary contained herein, subject to compliance with the requirements of the 1940 Act, the redemption of Shares of any Series or Class which is an ETF shall be subject to such requirements and procedures as may be established by the Board of Directors from time to time, which may include that only Shares comprising a Creation Unit shall be redeemable.

Section 6.8. Transfers between Series and Classes.  Subject to the requirements of the 1940 Act, and notwithstanding anything to the contrary contained herein, the Company may cause assets of a Series or Class to be transferred to another

Series or Class in exchange for equivalent value less any fees or expenses that the Board of Directors determines to be fair and equitable.

ARTICLE SEVENTH: Determination of Net Asset Value, Net Income and Distributions.
Section 7.1. Determination of Net Asset Value.  The Board of Directors may in its sole discretion from time to time prescribe the time or times for determining the per share net asset value of the Shares of the Corporation or any Series or Class thereof, and may prescribe or approve the procedures and methods for determining the value of the assets of the Corporation or a Series or Class thereof, and the procedures and methods for determining the net asset value of a Share of the Corporation, or a Series or a Class thereof.  The Corporation may suspend the determination of net asset value for any Series or Class during any period when it may suspend the right of Shareholders to require the Corporation to redeem Shares.
Section 7.2. Distributions to Shareholders.  Subject to the right of the Board of Directors to delegate such powers as permitted by the Maryland General Corporation Law, the Board of Directors may in its sole discretion from time to time declare and pay, or may prescribe and set forth in a duly adopted resolution of the Board of Directors, the bases and times for the declaration and payment by duly authorized officers of the Corporation of, such dividends and distributions to Shareholders of any Series or Class thereof, in cash or other property, or any combination thereof, including any Shares or other securities of the Corporation as the Board of Directors may deem necessary or desirable, after providing for actual and accrued expenses and liabilities (including such reserves as the Board of Directors may establish) determined in accordance with good accounting practices.  If such dividends or other distributions or any portion thereof are to be paid in cash such cash may be reinvested in full and fractional Shares of the Corporation as the Board of Directors shall direct or as the Board of Directors may permit a Shareholder to direct.
Any such dividend or distribution to the Shareholders of a particular Series or Class shall be made to said Shareholders pro rata in proportion to the number of Shares of such Series or Class held by each of them, except as otherwise provided herein (including any preferences, rights and/or privileges of any Shares of any Series or Class created pursuant to Section 5.7); provided, however, that the composition of any such dividend or distribution (e.g., cash, securities and/or other assets) shall be determined by the Corporation in its sole discretion, and may be different among Shareholders (including differences among Shareholders in the same Series or Class).  Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Section 7.1 hereof less such fees and/or charges, if any, as may be established by the Board of Directors from time to time in accordance with the 1940 Act (or such other value not more than net asset value as may be determined by the Board and accepted by the applicable Shareholder).
Without limiting the foregoing and notwithstanding anything to the contrary contained in this Charter, the Board of Directors may provide that dividends and distributions shall be payable only with respect to those Shares that have been held of record continuously by the Shareholder for a specified period prior to the record date of the dividend or distribution.
Section 7.3. Constant Net Asset Value.  With respect to any Series that holds itself out as a money market or stable value fund, the Board of Directors shall have the power to reduce the number of Outstanding Shares of the Series by reducing the number of Shares in the account of each Shareholder, or to take such other measures as are not prohibited by the 1940 Act, so as to maintain the net asset value per Share of such Series at a constant dollar amount.

Section 7.4. Determination by the Board of Directors.  The Board of Directors may make any determinations it deems necessary with respect to this Article SEVENTH, including, but not limited to, the following matters: the amount of the assets, obligations, liabilities and expenses of the Corporation; the amount of the net income of the Corporation from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; which items are capital; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charge were created shall have been paid or discharged); the market value, or any other price to be applied in determining the market value, or the fair value, of any security or other asset owned or held by the Corporation; the number of Shares of the Corporation issued or issuable; the net asset value per Share; and any of the foregoing matters as it may pertain to any Series or Class.

Section 7.6. Distributions on Dissolution.  In the event of the dissolution of the Corporation, Shareholders of each Series or Class shall be entitled to receive, pro rata in proportion to the number of Shares of such Series or Class held by each of them, a share of the net assets of such Series or Class, except as otherwise provided herein (including any preferences, rights and/or privileges of any Shares of any Series or Class created pursuant to Section 5.7); provided, however, that the composition of any such payment (e.g., cash, securities and/or other assets) to any Shareholder shall be determined by the Corporation in its sole discretion, and may be different among Shareholders (including differences among Shareholders in the same Series or Class).

ARTICLE EIGHTH: Limitation of Liability; Indemnification.
Section 8.1. Limitation of Liability.  To the fullest extent permitted by the 1940 Act and the Maryland General Corporation Law, no director or former director and no officer or former officer of the Corporation shall be personally liable to the Corporation or its Shareholders for money damages.  No amendment to the Charter or repeal of any of its provisions shall limit or eliminate the benefits provided by this Section 8.1 to directors or former directors or officers or former officers with respect to any act or omission that occurred prior to such amendment or repeal.
Section 8.2. Indemnification.

(a) Any word or words used in this Section 8.2 that are defined in Section 2-418 of the Maryland General Corporation Law (the “Indemnification Section”) shall have  the same meaning as defined in the Indemnification Section.

(b) The Corporation shall indemnify and advance expenses to a director or officer (which includes, with respect to any such person, any person who is or was an officer of the Corporation and any person who, while an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan) of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section and the 1940 Act.  The foregoing rights of indemnification and advancement of expenses shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

(c) No amendment to this Charter or repeal of any of its provisions shall limit or eliminate the protection afforded by this Section 8.2 to a director or officer (as that term is described in subsection (b) above) with respect to any act or omission that occurred prior to such amendment or repeal.

ARTICLE NINTH: Miscellaneous.
Section 9.1. Ambiguities; Board Decisions Conclusive.  The Board of Directors may construe any of the provisions of this Charter insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Board of Directors in good faith shall be conclusive as to the meaning to be given to such provisions.  Any determination made by or pursuant to the direction of the Board of Directors in good faith and consistent with the provisions of this Charter shall be final and conclusive and shall be binding upon the Corporation and every holder at any time of Shares.

Section 9.2. Amendments to Charter.  The Corporation reserves the right to adopt from time to time any amendment to the Charter, as now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in the Charter, of any outstanding Shares.

Section 9.3. Appraisal Rights.  The holders of the Corporation’s Shares or any Series or Class of Shares shall not be entitled to exercise the rights of an objecting stockholder under §§ 3-201 to 3-213 of the Maryland General Corporation Law.
Section 9.4. Headings; Plural.  Article and Section titles contained herein are for descriptive purposes only and shall not control or alter the meaning of this Charter as set forth in the text or any article or section.  The use of the singular herein shall be deemed to be or include the plural (and vice‑versa), wherever appropriate.

THIRD

The Board of Directors of the Corporation, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the Maryland General Corporation Law, duly advised the foregoing amendment and restatement of the Charter of the  Corporation and the stockholders of the Corporation, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the Maryland General Corporation Law, duly approved the foregoing amendment and restatement of the Charter of the Corporation.

[signatures begin on next page]

IN WITNESS WHEREOF, DFA Investment Dimensions Group Inc. has caused these Articles of Amendment and Restatement to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 6th day of January, 2026, and its Vice President acknowledges that these Articles of Amendment and Restatement are the act of DFA Investment Dimensions Group Inc. and he/she further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his/her knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:		DFA Investment Dimensions Group Inc.

By:	/s/ Ryan P. Buechner	By:	/s/ Carolyn S. Lee
	Assistant Secretary		Vice President